UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2021

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

United Insurance Holdings Corp. (the "Company") appointed Ms. Brooke Shirazi to service as its Chief Underwriting Officer beginning on September 1, 2021. Ms. Shirazi will be responsible for directing and leading all aspects of the Company's underwriting operations.

On September 1, 2021, the Company and Ms. Shirazi entered into an employment agreement (the Shirazi Employment Agreement) which will be effective on September 1, 2021. The Shirazi Employment Agreement provides that the Company will employ Ms. Shirazi on an at-will basis, for a term that begins on the effective date and continues until the first (1st) anniversary of the effective date. The Shirazi Employment Agreement will automatically renew for additional one-year terms unless either party provides 30 days' written notice of such party's intent to terminate Ms. Shirazi's employment, or unless the Company terminates Ms. Shirazi's employment for "cause" as such term is defined in the Shirazi Employment Agreement. Pursuant to the Shirazi Employment Agreement, Ms. Shirazi will receive an annual base salary and (1) is eligible to receive annual cash bonuses at the discretion of the Board of Directors of the Company, based on achievement of performance goals to be established for the Company's executive management team, and (2) is eligible to participate in other benefits generally available to senior executives of the Company, including equity compensation plans.

The Shirazi Employment Agreement provides that upon the termination of Ms. Shirazi's employment, she will refrain from soliciting any employee and certain former employees of the Company for two years following the termination of Ms. Shirazi's employment, unless such employee has not been employed by the Company for more than one year.

The foregoing description does not purport to be a complete description of the Shirazi Employment Agreement is qualified by reference to the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Ms. Shirazi has over 16 years of insurance-related experience. Most recently, Ms. Shirazi served as Vice President of Underwriting at IAT Insurance Group (IAT), a property-casualty insurance and surety carrier. While at IAT, Ms. Shirazi was responsible for the strategic initiatives of several business units, as well as identification of underwriting deficiencies and implementation of standards to drive consistency in underwriting. Previously, Ms. Shirazi has served in various executive-level underwriting positions.

Ms. Shirazi holds a B.S. in Risk Management Insurance and Finance from The Florida State University.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 1, 2021, between United Insurance Holdings Corp. and Brooke Shirazi

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
September 1, 2021	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer and President (principal financial officer and principal accounting officer)